Exhibit 10.4
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     AGREEMENT dated as of the 19th day of August, 2005 between Barr Pharmaceuticals, Inc. (“BPI”) and Barr Laboratories, Inc. (“BLI-DE”), Delaware corporations having their principal executive offices at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, parties of the first part, and William T. McKee (the “Employee”).
WITNESSETH:
     WHEREAS, Barr Laboratories, Inc., a publicly-traded New York corporation (“BLI-NY”) and the Employee entered into an employment agreement dated as of February 7, 2001, which was amended and restated as of February 19, 2003 (as so amended and restated, the “Employment Agreement”); and
     WHEREAS, BLI-NY was reincorporated as a Delaware corporation on December 31, 2003 by merging into BPI, which was the corporation that survived the merger and which has succeeded to the rights and obligations of BLI-NY under the Employment Agreement; and
     WHEREAS, in connection with the reincorporation BLI-NY contributed its principal operating assets, including its rights under the Employment Agreement, to BLI-DE, which was a subsidiary of BLI-NY and which became a subsidiary of BPI as a result of the merger; and
     WHEREAS, BPI, BLI-DE and the Employee wish to amend and restate the Employment Agreement to reflect the reincorporation of BLI-NY and related changes in the structure and operations of its affiliated companies, and to make certain other changes;
     NOW, THEREFORE, BPI, BLI-DE and the Employee hereby agree that, effective as of December 31, 2003, the Employment Agreement is amended and restated in its entirety to read as follows:
     1. Employment. The Company agrees to employ the Employee, and the Employee agrees to remain in the employ of the Company, during the term of this Agreement on the terms and conditions hereafter set forth. Subject to paragraph 13(d) below, where used in this Agreement, the “Company” means BPI or, commencing on the effective date of any assignment of BPI’s rights or obligations in accordance with paragraph 13(d) below, the Permitted Assignee (as such term is defined in that paragraph) to which such rights or obligations are so assigned.
     2. Term. The term of this Agreement shall commence on February 19, 2003 (the “Commencement Date”) and shall terminate at 5 P.M. on the third anniversary of the Commencement Date unless sooner terminated in accordance with the terms of this Agreement or extended as hereinafter provided. The term of this Agreement shall be extended, without further action by BPI or the Employee, on the date (the “Extension Effective Date”) which is six months before the third anniversary of the Commencement Date and on the date (also an “Extension Effective Date”) which is six months before each subsequent anniversary of the Commencement Date, for successive periods of twelve months each, unless either BPI or an Affiliate (as defined in paragraph 3(a) below) shall have given written notice to the Employee, or the Employee shall have given written notice to BPI, in the manner set forth in paragraph 13(e) or (f) below, prior to the Extension Effective Date in question, that the term of this Agreement that is in effect at the time such written notice is given is not to be extended or further extended, as the case may be. Examples that illustrate the intended operation of the preceding sentence appear in the Appendix to this Agreement.
     3. Positions and Responsibilities; Place of Performance.
          (a) Throughout the term of this Agreement, the Employee agrees to remain in the employ of the Company, and the Company agrees to employ the Employee, as the Vice President, Chief Financial Officer and Treasurer of BPI, and as the Senior Vice President, Chief Financial Officer and Treasurer of BLI-DE, reporting to the Chairman of the Board and Chief Executive Officer of BPI (the “CEO”). As the Vice President, Chief Financial Officer and Treasurer of BPI, and the Senior Vice President, Chief Financial Officer and Treasurer of BLI-DE, the Employee shall be responsible for managing and supervising, and shall have responsibility for the day-to-day operation of, the audit, finance, treasury and accounting functions, including financial controls, of BPI, BLI-DE and such other subsidiaries of BPI as BPI shall determine from time to time, subject to the authority of the Board of Directors of BPI (the “BPI Board”) and the CEO, and shall have all of the powers, authority, duties and responsibilities he has had prior to the Commencement Date (other than those attributable to his having served as Secretary of BLI-NY) and all of the powers, authority, duties and responsibilities usually incident to the position and role of Vice President, Chief Financial Officer and Treasurer in public companies that are comparable in size, character and performance to BPI (including its interests in BLI-DE and the other Affiliates) and the position and role of Senior Vice President, Chief Financial Officer and Treasurer of companies that are comparable in size, character and performance to BLI-DE, and such other reasonable duties, consistent with the position of such a Vice President and Senior Vice President, as may lawfully be assigned to him by the BPI Board or the CEO. As used in this paragraph 3(a) and elsewhere in this Agreement, the term “Affiliate” means any “person” (as such term is used in sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, BPI. For the purposes of the preceding sentence, the word “control” (by itself and as used in the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a “person”, whether through the ownership of voting securities, by contract, or otherwise.
          (b) In connection with his employment by the Company, the Employee shall be based at the principal executive offices of BPI and BLI-DE in the greater New

York City metropolitan area, and he agrees to travel, to the extent reasonably necessary to perform his duties and obligations under this Agreement, to Company facilities and other destinations elsewhere at the Company’s expense.
          (c) During the term of this Agreement, the Employee shall serve the Company on an exclusive basis (it being understood that the Employee’s engaging in activities on behalf of BPI or an Affiliate shall be deemed serving the Company for this purpose) and shall devote all his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided that the Employee may engage in community service and charitable activities that do not materially interfere with the performance of his duties and responsibilities hereunder.
     4. Compensation. For all services rendered by the Employee in any capacity during the term of this Agreement, and for his undertakings with respect to confidential information, non-solicitation and disparaging remarks set forth in sections 6 and 7 below, the Employee shall be entitled to the following:
          (a) a salary, payable in installments not less frequent than monthly, at the annual rate on February 19, 2003 of three hundred thousand dollars ($300,000.00), with such increases in such rate, if any, as the Compensation Committee of the BPI Board may approve from time to time during the term of this Agreement in accordance with BPI’s regular administrative practices applicable to senior officers from time to time during the term of this Agreement (the annual salary rate as increased from time to time during the term of this Agreement being hereafter referred to as the “Base Salary”);
          (b) participation in BPI’s annual executive incentive or bonus plan as in effect from time to time, with the opportunity to receive an award in accordance with the terms and conditions of such plan, for each fiscal year of BPI that commences or terminates during the term of this Agreement, of up to 40% of the Base Salary earned during such year (or such higher percentage as the BPI Board or a committee of the BPI Board may allow from time to time during the term of this Agreement), it being understood that any award for the fiscal year of BPI in which the term of this Agreement terminates pursuant to the terms hereof shall be prorated based on the portion of such fiscal year that coincides with the term of this Agreement and shall be made at the same time as awards (if any) are made to other participants with respect to such fiscal year;
          (c) participation in BPI’s stock incentive plan as from time to time in effect, subject to the terms and conditions of such plan;
          (d) the business and personal use of an automobile at Company expense including, without limitation, payment or reimbursement of automobile insurance and maintenance expenses in accordance with BLI-NY’s automobile policy applicable to senior officers on the Commencement Date;
          (e) participation in all health, welfare, savings and other employee benefit and fringe benefit plans (including vacation pay plans or policies and life and disability insurance plans) in which other senior officers of BPI or BLI-DE participate during the term of this Agreement, subject in all events to the terms and conditions of such plans as in effect from time to time. Nothing in this paragraph (e) shall preclude BPI or BLI-DE from amending or terminating any such plan at any time. The plans covered by this paragraph (e) shall not include the annual incentive or stock incentive plans, which are covered by paragraphs (b) and (c) above.
     5. Termination of Employment.
          (a) Termination by BPI or an Affiliate without Good Cause or by the Employee for Good Reason.
               (i) If the Employee’s employment with the Company is terminated by BPI or an Affiliate without Good Cause (except as an incident of assigning the rights to Employee’s services to a Permitted Assignee in accordance with paragraph 13(d) below) or is terminated by the Employee for Good Reason, in either case during the term of this Agreement and other than at the expiration of the term of this Agreement as the same may have been extended in accordance with the provisions of section 2 above (any such employment termination being hereafter referred to as a “Compensable Termination”), the Company shall pay the Employee the portion of his Base Salary accrued through the date of the Compensable Termination and any other amounts to which he is entitled by law or pursuant to the terms of any compensation or benefit plan or arrangement in which he participated prior to the Compensable Termination and, in addition, subject to compliance by the Employee with the provisions of sections 6 and 7 below, relating to confidential information, non-solicitation and disparaging remarks, the Company shall, as liquidated damages or severance pay or both (whichever characterization(s) will serve to validate the payments), and as additional consideration for the Employee’s undertakings under sections 6 and 7 below, pay the Employee the following:
                    (A) his annual bonus for the fiscal year of BPI preceding the fiscal year of BPI in which the Compensable Termination occurs, if unpaid at the time of the Compensable Termination, the amount of such bonus to be determined by the Compensation Committee of the BPI Board on a basis consistent with the prior bonus determinations with respect to the Employee or, in the event a Change in Control or Potential Change in Control (as defined in section 11 below) occurred before the Compensable Termination, consistent with the bonus determinations with respect to the Employee prior to the Change in Control or Potential Change in Control; and
                    (B) a prorated annual bonus for the fiscal year of BPI in which the Compensable Termination occurs, such prorated annual bonus to be determined by multiplying the “Applicable Average Bonus” as defined below in this subparagraph 5(a)(i)(B) by a fraction the numerator of which shall be the number of days elapsed in such fiscal year through (and including) the date on which the Compensable Termination occurs and the denominator of which shall be the number 365. For purposes of this Agreement, the “Applicable Average Bonus” means the higher of (I) the average annual bonus (including any deferred bonus) awarded to the Employee during the three year period immediately preceding the Compensable Termination, or (II) the average annual bonus (including any deferred bonus) awarded to the Employee during the three fiscal years of BPI or, if applicable, BLI-NY that precede the fiscal year in which the Compensable Termination occurs; provided that, if the Compensable Termination occurs after a Change in Control or Potential Change in Control, the Applicable Average Bonus shall not be less than the average annual bonus (including any deferred bonus) awarded to the Employee during the three years preceding the date on which the Change in Control or Potential Change in Control occurred; and
                    (C) an amount of money (the “Severance Payment”) equal to two (2) times the Employee’s “Annual Cash Compensation” as hereafter defined, unless the Severance Payment is payable solely on account of the Employee’s resignation for Good Reason pursuant to subparagraph 5(d)(v) below (relating to BPI or an Affiliate giving the Employee notice of non-extension), in which case the Severance Payment shall be equal to one and one-quarter (1 1/4) times the Employee’s “Annual Cash Compensation” as hereafter defined. Except as otherwise provided hereafter in this subparagraph 5(a)(i)(C), seventy-five percent (75%) of the Severance Payment shall be paid in a lump sum within ten days after the date of the Compensable Termination. The twenty-five percent (25%) balance of the Severance Payment shall be paid in six (6) equal monthly installments one of which shall be paid at the end of each of the first six (6) months after the date of the Compensable Termination, provided, in the case of each of such six installments, that the Employee has not accepted full-time or regular part-time employment with or regularly served as a consultant to a for-profit pharmaceutical company prior to the date for payment of such installment, it being understood and agreed that the foregoing condition shall not be violated by the Employee’s serving as a member of a board of directors of a for-profit pharmaceutical company or by his performing consulting services on an ad hoc basis for such a company. If a Change in Control or Potential Change in Control as defined in section 11 below occurs (either before or after the Compensable Termination), the Severance Payment (or, in the case of a Change in Control or Potential Change in Control that occurs after the Compensable Termination, any portion thereof that remains unpaid at the time such Change in Control or Potential Change in Control occurs) shall be paid in a lump sum within ten days after the Compensable Termination (or, in the case of a Change in Control or Potential Change in Control that occurs after the Compensable Termination, within ten days after the Change in Control or Potential Change in Control occurs), and the two preceding sentences of this subparagraph shall not apply. In addition, if the Severance Payment is payable solely on account of the Employee’s resignation for Good Reason pursuant to subparagraph 5(d)(v) below (relating to BPI or an Affiliate giving the Employee notice of non-extension), the Severance Payment shall be paid in a lump sum within ten days after the Employee resigns for such Good Reason, and the second and third preceding sentences of this subparagraph shall not apply. During the 18 month period following a Compensable Termination, the Company shall also provide the Employee with COBRA coverage at its expense. For purposes of this section 5, the Employee’s “Annual Cash Compensation” shall mean the sum of (I) the Employee’s highest Base Salary (i.e., one year’s salary at its highest rate), plus (II) the “Applicable Average Bonus” as defined in subparagraph 5(a)(i)(B) above.
               (ii) If the term of this Agreement as the same may have been extended in accordance with the provisions of section 2 above is not extended or further extended because BPI or an Affiliate gives written notice of non-extension to the Employee as provided in section 2 above, and there is not Good Cause for termination of the Employee’s employment at the time of giving such notice, and the Employee does not thereafter resign for Good Reason during the term of this Agreement as permitted by paragraph 5(d)(v) below, then the Company, subject to fulfillment by the Employee of his obligations under this Agreement during the balance of the term and his compliance with the provisions of sections 6 and 7 below, relating to confidential information, non-solicitation and disparaging remarks, shall, as non-renewal compensation, and as additional consideration for the Employee’s undertakings under this Agreement including sections 6 and 7 below, pay the Employee an amount of money (the “Non-Renewal Payment”) equal to the Employee’s Annual Cash Compensation as defined in subparagraph 5(a)(i)(C) above, in addition to any other amounts to which the Employee may be entitled hereunder (including without limitation his annual bonus pursuant to paragraph 4(b) above for the fiscal year of BPI in which his employment terminates and any amounts to which he may be entitled under section 8, 9 or 10 below) or by law or pursuant to the terms of any compensation or benefit plan or arrangement in which he participated before his employment terminated. The Non-Renewal Payment shall be paid in a lump sum within ten days after the date on which the Employee’s employment terminates. During the 18 month period following the termination of his employment, the Company shall also provide the Employee with COBRA coverage at its expense.
               (iii) The foregoing provisions of (including any payments under) this paragraph 5(a) shall be in lieu of any severance pay that may be payable under any plan or practice of BPI or any Affiliate, but shall be in addition to (and not in lieu of) any payments to which the Employee may be entitled under sections 8, 9 and 10 below. Subparagraphs 5(a)(i)(C) and 5(a)(ii) above are intended to be mutually exclusive, and in no event shall such subparagraphs, either individually or collectively, be construed to require the Company to pay an amount of money in excess of two times the Employee’s Annual Cash Compensation under such subparagraphs, either individually or collectively, in addition to the 18 months of COBRA coverage provided for therein. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement (including but not limited to any payment provided for above in this paragraph 5(a)) by seeking other employment or otherwise, nor shall any compensation earned by the Employee in other employment or otherwise reduce the amount of any payment or benefit provided for in this Agreement.
          (b) Termination by BPI or an Affiliate for Good Cause or by the Employee without Good Reason. If, during the term of this Agreement, the Employee’s employment by the Company is terminated by BPI or an Affiliate for Good Cause or by the Employee without Good Reason, the Employee shall not be entitled to receive any compensation under section 4 above accruing after the date of such termination or any payment under paragraph 5(a) above. However, any obligations of BPI or the Company under sections 8, 9 and 10 shall not be affected by such termination of employment. The provisions of this paragraph 5(b) shall be in addition to, and not in lieu of, any other rights and remedies the Company may have at law or in equity or under any other provision of this Agreement in respect of such termination of employment. However, if during the term of this Agreement the Employee’s employment is terminated by the Employee without Good Reason and the Employee gives BPI at least 120 days’ advance notice of such termination, then the Employee shall not have any obligation or liability to BPI or any Affiliate under this Agreement on account of such termination of employment, but his obligations under section 6 and 7 hereof shall not be affected by such termination of employment.
          (c) Good Cause Defined. For purposes of this Agreement, BPI and its Affiliates shall have “Good Cause” to terminate the Employee’s employment by the Company during the term of this Agreement only if:
               (i) (A) the Employee fails to substantially perform his duties hereunder for any reason or to devote substantially all his business time exclusively to the affairs of the Company (including Company activities on behalf of BPI or an Affiliate), other than by reason of a medical condition that prevents the Employee from substantially performing his duties hereunder even with a reasonable accommodation by the Company, and (B) such failure is not discontinued within a reasonable period of time, in no event to exceed 30 days, after the Employee receives written notice from BPI or an Affiliate of such failure; or
               (ii) the Employee commits an act of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of BPI or an Affiliate, or engages in conduct that constitutes a felony in the jurisdiction in which the Employee engages in such conduct; or
               (iii) the Employee is grossly negligent or engages in willful misconduct or insubordination in the performance of his duties hereunder; or
               (iv) the Employee materially breaches his obligations under section 6 or paragraph 7(a) below, relating to confidential information and non-solicitation.
Any foregoing provision of this paragraph 5(c) to the contrary notwithstanding, BPI and its Affiliates shall not have “Good Cause” to terminate the Employee’s employment within three years after a Change in Control or Potential Change in Control (as such terms are defined in section 11 below) unless (A) the Employee’s act or omission is willful and has a material adverse effect upon BPI, (B) the BPI Board gives the Employee (I) written notice warning of its intention to terminate the Employee for Good Cause if the specified act or omission alleged to constitute Good Cause is not discontinued and, if curable, cured, and (II) a reasonable opportunity after receipt of such written notice, but in no event less than two weeks, to discontinue and, if curable, cure the conduct alleged to constitute Good Cause, and (C) the Employee fails to discontinue and, if curable, cure the act or omission in question; provided that clauses (B) and (C) of this sentence shall not apply with respect to misconduct on the part of the Employee that constitutes a felony in the jurisdiction in which the Employee engages in such misconduct, and, provided further, that this sentence shall not apply to conduct involving moral turpitude. For all purposes of this Agreement, no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by him intentionally and in bad faith (i.e., without reasonable belief that his action or omission was in furtherance of the interests of the Company, BPI or an Affiliate).
          (d) Good Reason Defined. For purposes of this Agreement, the Employee shall have “Good Reason” to terminate his employment during the term of this Agreement only if:
               (i) the Company fails to pay or provide any amount or benefit that the Company is obligated to pay or provide under section 4 above or section 8, 9 or 10 below and the failure is not remedied within 30 days after BPI receives written notice from the Employee of such failure; or
               (ii) the Employee is assigned duties, responsibilities or reporting relationships not contemplated by section 3 above without his consent, or his duties or responsibilities or power or authority contemplated by section 3 above are limited in any respect materially detrimental to him, and in either case the situation is not remedied within 30 days after BPI receives written notice from the Employee of the situation; or
               (iii) he is removed from, or not elected or reelected to, the office, title or position of Vice President, Chief Financial Officer and Treasurer of BPI or Senior Vice President, Chief Financial Officer and Treasurer of BLI-DE, and BPI and its Affiliates do not have Good Cause for doing so; or
               (iv) BPI or an Affiliate relocates his office outside of either (A) the principal executive offices of BPI or BLI-DE, or (B) the greater New York City metropolitan area, in either case (A) or (B) without his written consent (given in a personal rather than representative capacity) and the situation is not remedied within 30 days after BPI receives written notice from the Employee of the situation; or
               (v) BPI or an Affiliate gives the Employee written notice, in the manner set forth in paragraph 13(f) below, prior to any Extension Effective Date, that the term of this Agreement that is in effect at the time such written notice is given is not to be extended or further extended, as the case may be; provided that the giving of such written notice to the Employee shall constitute Good Reason only if and when the Employee shall have performed such of his duties and responsibilities for such period of time, in no event to exceed ninety (90) days after the giving of such notice, as the CEO or the BPI Board may reasonably request in writing to transition his duties and responsibilities; or

               (vi) a Change in Control occurs and as a result thereof either (A) equity securities of BPI cease to be publicly-traded, or (B) the Employee is not elected or designated to serve as the sole Chief Financial Officer and Treasurer of BPI or its survivor and the sole Chief Financial Officer and Treasurer of BLI-DE or its survivor in the Change in Control; or
               (vii) a Change in Control or Potential Change in Control occurs and (A) the dollar value of the stock optioned to the Employee annually thereafter is less than the average annual dollar value of the stock that was optioned to the Employee during the four years prior to the Change in Control or Potential Change in Control, or (B) the material terms of such options (including without limitation vesting schedules) are less favorable to the Employee than the material terms of the options that were granted to the Employee during the four years prior to the Change in Control or Potential Change in Control, and in either case (A) or (B) the situation is not remedied within 30 days after BPI receives written notice from the Employee of the situation. For purposes of (A) and (B) of this subparagraph 5(d)(vii), if free-standing stock appreciation rights are granted to the Employee, the stock subject to such rights shall be considered stock that is optioned to the Employee, and if alternative stock appreciation rights (aka tandem stock appreciation rights) are granted to the Employee, the stock appreciation rights shall be considered terms of the options to which they are alternative/tandem; or
               (viii) BPI or a Permitted Assignee attempts to assign any of its rights or obligations under this Agreement other than in accordance with paragraph 13(d) below and does not remedy the situation within 30 days after BPI receives written notice from the Employee of the situation.
In no event shall the Employee’s continued employment after any of the foregoing constitute his consent to the act or omission in question, or a waiver of his right to terminate his employment for Good Reason hereunder on account of such act or omission.
     (e) Disability
               (i) Notwithstanding any provision of this Agreement to the contrary, (A) if during the term of this Agreement as the same may be extended from time to time pursuant to section 2 above, a medical condition prevents the Employee, even with a reasonable accommodation by the Company, from substantially performing his duties hereunder (it being understood that a transitory illness, such as a cold or flu, that prevents the Employee from substantially performing his duties hereunder during a brief period is not such a medical condition), then until the date, if any, on which the Employee recovers from such medical condition (the “Evaluation Period”), BPI or an Affiliate may terminate the Employee’s employment only pursuant to subparagraph 5(e)(ii) below (a “Disability Termination”) or for willful misconduct constituting Good Cause under paragraph 5(c) above, and (B) if any notice of non-extension of the term of this Agreement was given before the Evaluation Period, or is given during the Evaluation

Period, whether by BPI, an Affiliate or the Employee, pursuant to section 2 above, and, but for this clause (B), the term of this Agreement would expire during the Evaluation Period as a result of such notice of non-extension having been given, then the term of this Agreement will automatically be extended without action by any party until the Employee recovers from such medical condition. For purposes of this paragraph 5(e), the Employee will be deemed to recover from a medical condition only if and when he both (I) has been able to substantially perform his duties hereunder (either with or without a reasonable accommodation by the Company) for more than six months, consecutive or non-consecutive, within any period of 12 or fewer consecutive months commencing on or after the commencement of the Evaluation Period, and (II) is not entitled to receive long-term disability (“LTD”) benefits under a LTD plan of BPI or a Subsidiary.
               (ii) Except as otherwise provided in subparagraph 5(e)(i) above, during the Evaluation Period, BPI or an Affiliate may terminate the Employee’s employment only in the event of a “Disability”, which for this purpose means that a medical condition either (A) has prevented the Employee, even with a reasonable accommodation by the Company, from substantially performing his duties hereunder for six months, consecutive or non-consecutive, in any period of 12 or fewer consecutive months, or (B) entitles the Employee to receive LTD benefits under a LTD plan of BPI or any Subsidiary. The Company will give the Employee at least ten (10) days advance written notice of a Disability Termination. Notwithstanding any provision of this Agreement to the contrary, a Disability Termination will not be treated as a termination to which the provisions of paragraph 5(a) or 5(b) apply.
               (iii) In the event of a Disability Termination, the Company will pay or provide the Employee with the following:
                    (A) With respect to the period ending on the date of the Disability Termination, the Employee will receive all of the compensation and benefits provided by Section 4 above. The amount of any compensation payable to the Employee with respect to the period ending on the date of the Disability Termination may be reduced by (I) any payments which the Employee receives with respect to the same period because of short- or long-term disability under any disability plan of BPI or any Subsidiary, and (II) any income (whether from Social Security, workers compensation or any other source) that is deducted in computing the amount of such payments under any disability plan of BPI or any Subsidiary;
                    (B) During the period from the date of the Disability Termination until the first to occur of (I) the date, if any, on which the Employee recovers from the disabling medical condition, (II) the Employee’s attainment of age 65, and (III) the death of the Employee (such period being referred to in subparagraph 5(e)(iii)(C) below as the “LTD Period”), the Company will pay the Employee a monthly amount of money equal to the excess, if any, of (aa) over (bb) where (aa) is 60% of one-twelfth (1/12th) of the Employee’s Base Salary (as defined in subparagraph 4(a) above) immediately before the Disability Termination (i.e., 60% of the Employee’s monthly salary at its highest rate), and (bb) is the sum of (1) the monthly LTD benefit (if any) which the Employee receives with respect to the same month under a LTD plan of BPI or any Subsidiary, plus (2) any income (whether from Social Security, workers compensation or any other source) that is deducted in computing the amount of such monthly LTD benefit; and
                    (C) Promptly following the LTD Period as defined in subparagraph 5(e)(iii)(B) above (and whether or not the Employee received payments pursuant to that subparagraph during the LTD Period), the Company will pay the Employee or his estate or designated beneficiary a lump sum amount of money equal to the excess, if any, of (I) over (II) where (I) is the Severance Payment as defined in subparagraph 5(a)(i)(C) above, and (II) is the cumulative monthly payments made by the Company to the Employee pursuant to subparagraph 5(e)(iii)(B) above (if any). In calculating the amount payable pursuant to this subparagraph 5(e)(iii)(C) (including the payments made pursuant to subparagraph 5(e)(iii)(B) above), no adjustments will be made for interest or otherwise for the time value of money.
The payments and benefits provided by the foregoing provisions of this subparagraph 5(e)(iii) are in addition to and not in lieu of any other amounts to which the Employee is entitled by law or pursuant to the terms of any compensation or benefit plan or arrangement in which he participated prior to the Disability Termination, and any amounts payable pursuant to section 8, 9 or 10 below.
     6. Confidential Information. The Employee agrees not to disclose, either while in the Company’s employ or at any time thereafter, to any person not employed by BPI or an Affiliate, or not engaged to render services to BPI or an Affiliate, except with the prior written consent of an authorized officer of BPI or an Affiliate or as necessary or appropriate for the performance of his duties hereunder, any confidential information obtained by him while in the employ of the Company, including, without limitation, information relating to any of the inventions, processes, formulae, plans, devices, compilations of information, research, methods of distribution, suppliers, customers, client relationships, marketing strategies or trade secrets of BPI or any Affiliate; provided, however, that this provision shall not preclude the Employee from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the businesses conducted by BPI or any Affiliate, or from disclosure required by law or court order. The Employee also agrees that upon leaving the Company’s employ he will not take with him, without the prior written consent of an authorized officer of the Company, and he will surrender to the Company, any record, list, drawing, blueprint, specification or other document or property of BPI or an Affiliate, together with any copy or reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to BPI or an Affiliate, or without limitation, relating to its or their methods of distribution, suppliers, customers, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Company.

     7. Restrictive Covenants
          (a) Non-Solicitation. Employee covenants and agrees that, during his employment by the Company and during the one year period immediately following the termination of his employment with the Company for any reason (including, without limitation, a termination of employment by BPI or an Affiliate without cause and a voluntary termination of employment by the Employee, in either case whether during the term of this Agreement, at the expiration of the term of this Agreement or at any time thereafter), he will not solicit or attempt to persuade any employee of BPI or any Affiliate (except the Employee’s personal secretary or administrative assistant), or any other person who performs services for BPI or an Affiliate at the time the Employee’s employment terminates or at any time within one year thereafter, to terminate or reduce or refrain from engaging in his or her employment or other service relationship with BPI or an Affiliate; provided, however, that responding to inquiries from any such employees or other persons that are not initiated by the Employee, and subsequently hiring such employees or other persons following the termination of their employment with BPI and any Affiliates shall be permitted.
          (b) Specific Enforcement. Employee recognizes and agrees that, by reason of his knowledge, experience, skill and abilities, his services are extraordinary and unique, that the breach or attempted breach of any of the restrictions set forth above in this section 7 will result in immediate and irreparable injury for which the Company will not have an adequate remedy at law, and that the Company shall be entitled to a decree of specific performance of those restrictions and to a temporary and permanent injunction enjoining the breach thereof, and to seek any and all other remedies to which the Company may be entitled, including, without limitation, monetary damages, without posting bond or furnishing security of any kind.
          (c) Restrictions Reasonable. Employee specifically and expressly represents and warrants that (i) he has reviewed and agreed to the restrictive covenants contained in this section 7 and their contemplated operation after receiving the advice of counsel of his choosing; (ii) he believes, after receiving such advice, that the restrictive covenants and their contemplated operation are fair and reasonable; (iii) he will not seek or attempt to seek to have the restrictive covenants declared invalid, and, after receiving the advice of counsel, expressly waives any right to do so; and (iv) if the full breadth of any restrictive covenant and/or its contemplated operation shall be held in any fashion to be too broad, such covenant or its contemplated operation, as the case may be, shall be interpreted in a manner as broadly in favor of the beneficiary of such covenant as is legally permissible. Employee recognizes and agrees that the restrictions on his activities contained in this section 7 are required for the reasonable protection of BPI and its investments; and that the restriction on his activities set forth in paragraph 7(a) will not deprive the Employee of the ability to earn a livelihood.
          (d) Non-Disparagement. Employee covenants and agrees that, during the one year period immediately following the termination of his employment with the

Company for any reason (including, without limitation, a termination of employment by BPI or an Affiliate without cause and a voluntary termination of employment by the Employee, in either case whether during the term of this Agreement, at the expiration of the term of this Agreement or at any time thereafter), he will not make disparaging remarks about BPI or any Affiliate, or any of their officers, directors or employees, unless required by law or reasonably necessary to assert or defend his position in a bona fide dispute arising out of or relating to this Agreement or the breach thereof.
          (e) Effect on Termination Payments. The Employee recognizes and agrees that the Company shall not be obligated to make any payments provided for in paragraph 5(a) or 5(e) above if the Employee violates the provisions of section 6 or paragraph 7(a) or 7(d) above during the one year period immediately following the termination for any reason of his employment with the Company. In addition, the Employee recognizes and agrees that, if the Employee violates such provisions, the Company may recoup any payments it may have theretofore made pursuant to paragraph 5(a) or 5(e) above and any payments it may thereafter make under paragraph 5(a) or 5(e). The foregoing provisions of this paragraph 7(e) shall be in addition to and not by way of limitation of any other rights and remedies the Company may have in respect of the violation in question.
     8. Indemnification
          To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless the Employee from and against any and all claims, demands, actions, causes of action, liabilities, losses, judgments, fines, costs and expenses (including reasonable attorneys’ fees and settlement expenses) arising from or relating to his service or status as an officer, director, employee, agent or representative of BPI or any Affiliate, or in any other capacity in which the Employee serves or has served at the request of, or for the benefit of, BPI or an Affiliate. The Company’s obligations under this section 8 shall be in addition to, and not in derogation of, any other rights the Employee may have against BPI or an Affiliate to indemnification or advancement of expenses, whether by statute, contract or otherwise.
     9. Certain Additional Payments by the Company
          (a) Anything in this Agreement (other than the second sentence of this paragraph 9(a)) to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by BPI or an Affiliate to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section 9) (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code (the “Code”) or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the

Employee of all taxes and any benefits that result from the deductibility by the Employee of such taxes (including, in each case, any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. However, if it shall be determined that none of the Payments would be subject to the Excise Tax if the total Payments were reduced in the aggregate by $25,000 or less, then in that event the total Payments shall be reduced by the smallest amount (in no event to exceed $25,000 in the aggregate) necessary to ensure that none of the Payments will be subject to the Excise Tax. The decision as to which Payments shall be so reduced shall be made by the Employee, unless allowing the decision to be made by the Employee will result in any income inclusion pursuant to Code section 409A(a)(1)(A), in which case the Payments shall be reduced in the chronological order in which they are payable to or on behalf of the Employee.
          (b) Subject to the provisions of paragraph 9(a) above and 9(c) below, all determinations required to be made under this section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, and whether Payments are to be reduced pursuant to the second sentence of paragraph 9(a) above, shall be made by Deloitte & Touche or such other certified public accounting firm as may be designated by the Employee (the “Accounting Firm”) which shall provide detailed supporting calculations both to BPI and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by BPI. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the “change in ownership or effective control” or “change in the ownership of a substantial portion of assets” (within the meaning of Code section 280G(b)(2)(A)) that gives rise to the Excise Tax, or in the event that the Accounting Firm for any reason is unable or unwilling to make the determinations required hereunder, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this section 9, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an “Underpayment”), consistent with the calculations required to be made hereunder. In the event that BPI exhausts its remedies pursuant to paragraph 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment, along with any penalty and interest imposed with respect to such Underpayment, shall be promptly paid by the Company to or for the benefit of the Employee.

          (c) The Employee shall notify BPI in writing of any claim by the Internal Revenue Service that, if successful, would require either the payment by the Company of the Gross-Up Payment or the reduction of Payments pursuant to the second sentence of paragraph 9(a) above. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise BPI of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to BPI (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If BPI notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:
               (i) give BPI any information reasonably requested by BPI relating to such claim,
               (ii) take such action in connection with contesting such claim as BPI shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by BPI,
               (iii) cooperate with BPI in good faith in order effectively to contest such claim, and
               (iv) permit BPI to participate in any proceedings relating to such claim;
provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 9(c), BPI shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as BPI shall determine, provided, however, that if BPI directs the Employee to pay such claim and sue for a refund, the Company shall, if permissible under Section 402 of the Sarbanes-Oxley Act of 2002, advance the amount of such payment to the Employee on an interest-free basis or, if such an advance is not permissible thereunder, pay the amount of such payment to the Employee as additional compensation, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or additional compensation; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, BPI’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
          (d) If, after the receipt by the Employee of an amount advanced or paid by the Company pursuant to paragraph 9(a) or 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company’s complying with the requirements of paragraph 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and BPI does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
     10. Certain Enforcement Matters
          (a) If, after a Change in Control or Potential Change in Control, a dispute arises (i) with respect to this Agreement or the breach thereof, or (ii) with respect to the Employee’s or the Company’s or BPI’s rights or obligations under this Agreement, including but not limited to any such dispute between the Employee and BPI, the Company shall pay or reimburse the Employee for all reasonable costs and expenses (including court costs, arbitrators’ fees and reasonable attorneys’ fees and disbursements) the Employee incurs in connection with such dispute, including without limitation costs and expenses he incurs to obtain payment or otherwise enforce his rights under this Agreement, or to obtain payment of costs and expenses due under this paragraph 10(a). In addition, the Company shall pay the Employee such additional amount (a “Gross Up”) as will be sufficient, after the Employee pays his tax liability with respect to the Gross Up from the Gross Up, to pay all of his federal, state and local tax liability with respect to any costs and expenses that are paid by the Company pursuant to this paragraph 10(a). The Company shall promptly pay or reimburse the Employee for all such costs and expenses as he incurs them, upon presentation of reasonable documentation of such costs and expenses, and shall promptly pay the related Gross Up as and when it pays or reimburses costs and expenses. The Employee shall not be obligated to repay any such costs, expenses or Gross Up unless it is finally determined by the trier of fact in a non-appealable judicial or arbitral decision or ruling (as applicable) that the Employee’s principal positions with respect to the principal matter(s) in dispute were unreasonable and pursued in bad faith.

          (b) Any payments to which the Employee may be entitled under this Agreement, including, without limitation, under section 5, 8, 9 or 10 hereof, shall be made forthwith on the applicable date(s) for payment specified in this Agreement. If for any reason the amount of any payment due to the Employee cannot be finally determined on that date, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid no later than within 10 days after such date. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Employee shall be made as promptly as practicable.
          (c) Any controversy or claim arising, after a Change in Control or Potential Change in Control, out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of New York, in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and the arbitrator’s decision shall be binding and final and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except that the Employee may elect to have any such controversy or claim settled by judicial determination in lieu of arbitration by bringing a court action, if he is the plaintiff or, if he is not the plaintiff, demanding such judicial determination within the time to answer any complaint in any arbitration action that may be commenced.
     11. Change in Control
          (a) The term “Change in Control” as used in this Agreement means a change of control of BPI of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not BPI is then subject to such reporting requirement; provided that, whether or not any of the following events would constitute a change of control of such a nature, a Change in Control shall be deemed to occur for purposes of this Agreement if and when any of the following events occur:
               (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) (a “Person”), other than—
          (A) BPI,
          (B) a Subsidiary,
          (C) a trustee or other fiduciary holding securities under an employee benefit plan of BPI or a Subsidiary, or
          (D) an underwriter engaged in a distribution of BPI stock to the public with BPI’s written consent, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act),

directly or indirectly, of Voting Securities that represent more than thirty percent (30%) of the combined voting power of the then outstanding Voting Securities. However, if the Person in question is an institutional investor whose investment in Voting Securities is purely passive when such Person becomes such a more than thirty percent beneficial owner of Voting Securities, then such event (i.e., such Person’s becoming a more than thirty percent beneficial owner of Voting Securities) shall not be deemed to constitute a Change in Control under this subparagraph 11(a)(i) for so long as (and only for so long as) such Person’s investment in Voting Securities remains purely passive; or
               (ii) the stockholders of BPI approve a merger, consolidation, recapitalization or reorganization of BPI or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by BPI or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive, with respect to such Voting Securities (or, in the case of a transaction in which BPI is the surviving corporation or a transaction involving a Subsidiary, retain), voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in BPI or a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or
               (iii) the stockholders of BPI approve a plan of complete liquidation of BPI or an agreement for the sale or disposition by BPI of all or substantially all of BPI’s assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by BPI immediately prior to the transaction; or
               (iv) the persons who were members of the BPI Board immediately before a tender or exchange offer for shares of Common Stock of BPI by any person other than BPI or a Related Party, or before a merger or consolidation of BPI or a Subsidiary, or contested election of the BPI Board, or before any combination of such transactions, cease to constitute a majority of the BPI Board as a result of such transaction or transactions.
          (b) For purposes of this Agreement, including paragraph 11(a) above:
               (i) the term “Related Party” shall mean (A) a Subsidiary, (B) an employee or group of employees of BPI or any Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of BPI or any Subsidiary, or (D) a corporation or other form of business entity owned directly or indirectly by the stockholders of BPI in substantially the same proportion as their ownership of Voting Securities;

               (ii) the term “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are, or in the future become, owned or controlled, directly or indirectly, by BPI; and
               (iii) the term “Voting Securities” shall mean any securities of BPI which carry the right to vote generally in the election of directors.
          (c) For purposes of this Agreement, a “Potential Change in Control” means that (i) BPI or a Subsidiary enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; or (ii) the BPI Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control has occurred.
          (d) A “Change in Control” as such term is used in this Agreement shall also be deemed to occur if either BLI-DE, or a Permitted Assignee to which BPI assigns any of its rights or obligations under this Agreement in accordance with paragraph 13(d) below, ceases to be an Affiliate.
     12. Severability; Survival
          (a) In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; and
          (b) Any provision of this Agreement which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision shall be valid and enforceable.
          (c) The provisions of sections 6, 7, 8, 9 and 10 and paragraph 5(e) of this Agreement, and any other provision of this Agreement which is intended to apply, operate or have effect after the expiration or termination of the term of this Agreement, or at a time when the term of this Agreement may have expired or terminated, shall survive the expiration or termination of the term of this Agreement for any reason.
     13. General Provisions
          (a) No right or interest to or in any payments to be made under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, pledge, charge or hypothecation or to execution, attachment, levy or similar process, or assignment by operation of law. All payments to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company may determine it is required to withhold under the laws or regulations of any governmental authority, whether foreign, federal, state or local.

          (b) To the extent that the Employee acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of any amount hereunder.
          (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws of that State.
          (d) This Agreement shall be binding upon and inure to the benefit of BPI, its successors and permitted assigns, and the Employee, his heirs, devisees, distributees and legal representatives. BPI may assign any or all of its rights and obligations under this Agreement to any Subsidiary or Affiliate (collectively, “Permitted Assignees”), and, if any rights or obligations are assigned pursuant to this sentence, the assignee may thereafter assign any or all of such rights and obligations to any other Permitted Assignee; provided that (i) the Employee’s title, authority, duties and responsibilities, reporting relationships and office location immediately before any such assignment are not changed in any respect materially detrimental to the Employee in connection with such assignment without the written consent of the Employee (given in a personal capacity rather than a representative capacity), (ii) no such assignment shall relieve BPI of any past, present or future payment or benefit obligation hereunder without the express written consent of the Employee (also given in a personal capacity), and (iii) no assignment may be made after a Change in Control or Potential Change in Control without the express written consent of the Employee (also given in a personal capacity). In the event of an assignment in accordance with this paragraph, (A) the term “Company” as used in this Agreement shall be deemed to refer, with respect to the period commencing on the effective date of such assignment, to the Permitted Assignee to which such rights or obligations are assigned and, with respect to any obligations that are assigned hereunder, to BPI and such Permitted Assignee jointly and severally, and (B) the term “BPI” as used in this Agreement shall continue to refer exclusively to BPI as defined on page 1 of this Agreement and its successors. The foregoing provisions of this paragraph are intended to enable BPI to assign its right to employ the Employee under this Agreement to an Affiliate but only if (I) such assignment does not change to the material detriment of the Employee his title, authority, duties, responsibilities, reporting relationships, office location or compensation, (II) such assignment does not result in any Affiliate replacing BPI as an obligor under this Agreement, and (III) the Employee expressly consents in writing to any assignment that is to occur after a Change in Control or Potential Change in Control. For the avoidance of doubt, as an example, the Employee would not have Good Reason under subparagraph 5(d)(ii), (iii) or (iv) above if as a result of an assignment in accordance with this paragraph the Employee were to cease to be employed by BPI as Vice President, Chief Financial Officer and Treasurer of BPI and Senior Vice President, Chief Financial Officer and Treasurer of BLI-DE, he were employed by the Permitted Assignee as Vice President, Chief Financial Officer and Treasurer of BPI and Senior Vice President, Chief Financial Officer and Treasurer of

BLI-DE, and his authority, duties, responsibilities, reporting relationships and office location were to continue to be those described in subparagraphs 3(a) and 3(b) above as in effect immediately before the assignment. The term “BPI” as used in this Agreement shall include any successor to BPI by merger or operation of law, and the term “Company” shall include any successor to the relevant Permitted Assignee. The rights and obligations of the Employee hereunder are personal to the Employee and may not be assigned by the Employee; provided that nothing herein shall prevent the Employee from assigning the right to any amount that may be payable under this Agreement after the death of the Employee by will or the laws of descent and distribution or to a beneficiary designated by the Employee with the written consent of BPI.
          (e) Any notice or other communication to BPI pursuant to any provision of this Agreement shall be given in writing and will be deemed to have been delivered:
               (i) when delivered in person to the General Counsel of BPI; or
               (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the General Counsel of BPI at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 or at such other address of which BPI may from time to time give the Employee written notice in accordance with paragraph 13(f) below.
          (f) Any notice or other communication to the Employee pursuant to any provision of the Agreement shall be given in writing and will be deemed to have been delivered:
               (i) when delivered to the Employee in person, or
               (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Employee at his address as it appears on the records of the Company or at such other address of which the Employee may from time to time give BPI written notice in accordance with paragraph 13(e) above.
          (g) No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in a writing signed by the Employee and an authorized officer of BPI.
          (h) This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.
          (i) BPI and BLI-DE agree to amend this Agreement on or before December 31, 2005 (or such later date, if any, to which the December 31, 2005 date referred to in Q&A-19 of IRS Notice 2005-1 is extended) in the respects that BPI reasonably determines to be necessary or advisable to enable the Employee to receive all amounts and benefits payable under this Agreement at the times herein provided (or as close thereto as is practicable and permissible) without inclusion of any amounts or benefits in the Employee’s income pursuant to Section 409A(a)(1)(A) of the Code. BPI and BLI-DE also agree to use commercially reasonable efforts to administer this Agreement, and operate any deferred compensation plans in which the Employee participates from time to time that are aggregated with this Agreement for purposes of Section 409A of the Code (e.g., account balance plans, nonaccount balance plans, and plans that are neither account balance nor nonaccount balance plans), in good faith compliance with Section 409A of the Code to the extent necessary to avoid inclusion of any amounts or benefits payable hereunder in the Employee’s income pursuant to Section 409A(a)(1)(A) of the Code.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BARR PHARMACEUTICALS, INC.

	By:	/s/ Catherine F. Higgins

Catherine F. Higgins

[SEAL]
Attest:

BARR LABORATORIES, INC.
a Delaware corporation

	By:	/s/ Catherine F. Higgins

Catherine F. Higgins

[SEAL]
Attest:

/s/ William McKee

William McKee
Employee

Appendix
Examples Illustrating Intended Operation Of Extension Provisions Of Paragraph 2
Example 1:
Facts: BPI and its Affiliates do not give the Employee, and the Employee does not give BPI, written notice of non-extension before the date that is six months before the third anniversary of the Commencement Date.
Result: Effective as of the date that is six months before the third anniversary of the Commencement Date, the term of the Agreement is extended 12 months, so that it will expire on the fourth anniversary of the Commencement Date unless further extended in accordance with the provisions of Paragraph 2 of the Agreement.
Example 2:
Facts: BPI or an Affiliate gives the Employee, or the Employee gives BPI, written notice of non-extension before the date that is six months before the third anniversary of the Commencement Date.
Result: The term of the Agreement is not extended, and expires on the third anniversary of the Commencement Date.
Example 3:
Facts: BPI and its Affiliates do not give the Employee, and the Employee does not give BPI, written notice of non-extension before the date that is six months before the fourth anniversary of the Commencement Date.
Result: Effective as of the date that is six months before the fourth anniversary of the Commencement Date, the term of the Agreement as extended in accordance with Example 1 above is further extended 12 months, so that it will expire on the fifth anniversary of the Commencement Date unless further extended in accordance with the provisions of Paragraph 2 of the Agreement.
Example 4:
Facts: BPI or an Affiliate gives the Employee, or the Employee gives BPI, written notice of non-extension on or after the date that is six months before the fourth anniversary of the Commencement Date and before the date that is six months before the fifth anniversary of the Commencement Date.
Result: The term of the Agreement as extended is not further extended, and expires on the fifth anniversary of the Commencement Date.